As filed with the U.S. Securities and Exchange Commission on September 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enovix Corporation

(Exact name of registrant as specified in its charter)

Delaware	85-3174357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3501 W. Warren Avenue

Fremont, CA 94538

Telephone: (510) 695-2350

(Address of principal executive offices, including zip code)

Enovix Corporation 2006 Equity Incentive Plan

Enovix Corporation 2016 Equity Incentive Plan

Enovix Corporation 2021 Equity Incentive Plan

Enovix Corporation 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Harrold Rust

Chief Executive Officer

Enovix Corporation

3501 W. Warren Avenue

Fremont, CA 94538

Telephone: (510) 695-2350

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Edward J. Hejlek	Matthew B. Hemington
General Counsel	John T. McKenna
Enovix Corporation	Cooley LLP
3501 W. Warren Avenue	3175 Hanover Street
Fremont, CA 94538 Telephone: (510) 695-2350	Palo Alto, CA 94304 Telephone: (650) 843-5000 Fax: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2021 Equity Incentive Plan	16,812,459 (2)(3)	$15.77 (8)	$265,132,479	$28,926
– 2021 Employee Stock Purchase Plan	5,625,000 (4)(5)	$13.40 (9)	$75,375,000	$8,224
– 2016 Equity Incentive Plan (Stock Option Awards)	5,466,538 (6)	$8.2233 (10)	$44,952,982	$4,905
– 2006 Equity Incentive Plan (Stock Option Awards)	15,227 (7)	$2.7148 (11)	$41,339	$5
Total	27,919,224		$385,501,800	$42,060

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Represents (a) 385,766 shares subject to issued and outstanding stock options under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and (b) 16,426,693 shares reserved for future issuance pursuant to stock options and restricted stock unit awards under the 2021 Plan.

(3)

The number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st each year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 4% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding fiscal year or (b) a lesser number determined by the Registrant’s board of directors prior to the applicable January 1st.

(4)	Represents 5,625,000 shares of common stock reserved for future issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(5)

The number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st each year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year, (b) 2,000,000 shares of the Registrant’s common stock or (c) a lesser number determined by the Registrant’s board of directors.

(6)	Represents shares of common stock issuable upon exercise of options outstanding under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”) as of the date of this Registration Statement.
(7)	Represents shares of common stock issuable upon exercise of options outstanding under the Registrant’s 2006 Equity Incentive Plan (the “2006 Plan”) as of the date of this Registration Statement.
(8)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on September 20, 2021, which date is within five business days prior to the filing of this Registration Statement.

(9)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on September 20, 2021, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

(10)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $8.2233 per share, which is the weighted-average exercise price for options outstanding under the 2016 Plan.

(11)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $2.7148 per share, which is the weighted-average exercise price for options outstanding under the 2006 Plan.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Enovix Corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K (File No. 001-39753) for the fiscal year ended December 31, 2020 filed with the SEC on March  8, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 5, 2021.

(b)    The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-39753) for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on  May 21, 2021 and  August 16, 2021, respectively.

(c)    The Registrant’s Current Reports on Form 8-K (File No. 001-39753) filed with the SEC on January  4, 2021, February  22, 2021, April  27, 2021, July  16, 2021, July  19, 2021, and August 10, 2021.

(d)    The Registrant’s Final Prospectus filed with the SEC on August  10, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-258358).

(e)    The description of the Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A/A filed on December 1, 2020 (File No. 001-39753) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, and in the Company’s Final Prospectus, dated August 10, 2021, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-258358), and all amendments to such registration statement.

(f)    All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

GC&H Investments, LLC, an entity comprised of partners and associates of Cooley LLP, beneficially owns 418,920 shares of the Registrant’s common stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its amended and restated certificate of incorporation and amended and restated bylaws.

The Registrant also maintains a general liability insurance policy, which will cover certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1*	Amended and Restated Certificate of Incorporation of Enovix Corporation.	8-K	001-39753	3.1	July 19, 2021

4.2*	Amended and Restated Bylaws of Enovix Corporation.	8-K	001-39753	3.2	July 19, 2021

4.3*	Specimen Common Stock Certificate.	S-4/A	001-39753	4.5	June 21, 2021

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Marcum LLP, independent registered public accounting firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

99.1*	Enovix Corporation 2006 Equity Incentive Plan.	S-4/A	333-253976	10.6	June 21, 2021

99.2*	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2006 Stock Plan.	S-4/A	333-253976	10.7	June 21, 2021

99.3*	Enovix Corporation 2016 Equity Incentive Plan.	S-4/A	333-253976	10.8	June 21, 2021

99.4*	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2016 Equity Incentive Plan.	S-4/A	333-253976	10.9	June 21, 2021

99.5*	2021 Equity Incentive Plan.	8-K	001-39753	10.2	July 19, 2021

99.6*	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.11	June 21, 2021

99.7*	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.12	June 21, 2021

99.8*	2021 Employee Stock Purchase Plan.	8-K	001-39753	10.5	July 19, 2021

*	Previously Filed.

ITEM 9.	UNDERTAKINGS

1.    The undersigned Registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 22nd day of September, 2021.

ENOVIX CORPORATION

By:	/s/ Harrold Rust
Harrold Rust
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harrold Rust, Steffen Pietzke and Edward Hejlek, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harrold Rust	President, Chief Executive Officer, and Director	September 22, 2021
Harrold Rust	(Principal Executive Officer)

/s/ Steffen Pietzke	Chief Financial Officer	September 22, 2021
Steffen Pietzke	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thurman J. Rodgers	Director	September 22, 2021
Thurman J. Rodgers

/s/ Betsy Atkins	Director	September 22, 2021
Betsy Atkins

/s/ Emmanuel T. Hernandez	Director	September 22, 2021
Emmanuel T. Hernandez

/s/ John D. McCranie	Director	September 22, 2021
John D. McCranie

/s/ Michael J. Petrick	Director	September 22, 2021
Michael J. Petrick

/s/ Gregory Reichow	Director	September 22, 2021
Gregory Reichow